Exhibit 99.1

ANIXTER INTERNATIONAL INC.
2301 PATRIOT BOULEVARD
GLENVIEW, IL 60026
ATTN: MICHELE NELSON

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	The proposal to adopt the Agreement and Plan of Merger, dated as of January 10, 2020 (as it may be amended, modified or supplemented from time to time, the "merger agreement"), by and among, Anixter International Inc., a Delaware corporation ("Anixter"), WESCO International, Inc., a Delaware corporation ("WESCO"), and Warrior Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of WESCO ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Anixter (the "merger"), with Anixter surviving the merger as a wholly owned subsidiary of WESCO.	☐	☐	☐
2	The proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Anixter's named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐
3	The proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000444039_1 R1.0.1.18

0000444039_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com ANIXTER INTERNATIONAL INC. Proxy for Special Meeting of Stockholders to be held on April 9, 2020 This proxy is solicited by the Board of Directors The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby constitute(s) and appoint(s) William A. Galvin and Justin C. Choi, and each of them, as proxies, each with the full power to appoint his substitute, and to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of ANIXTER INTERNATIONAL INC. that such stockholders are entitled to vote at the special meeting of stockholders to be held at 8:30 a.m. CT on April 9, 2020 at 2301 Patriot Blvd., Glenview, IL 60026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted "FOR" each of Proposals 1, 2 and 3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the special meeting. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side